UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 10, 2021

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 1st Avenue South, Suite 300
Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On September 10, 2021, the Board of Directors (the “Board”) of Porch Group, Inc. (the “Company”) approved an equity award pool of $25.1 million (based on grant value) under the Porch Group, Inc. 2020 Stock Incentive Plan (the “2020 Plan”). The awards to be issued pursuant to the equity award pool relate to a special equity award program for all Company employees on the payroll as of August 1, 2021, referred to as the “Together We Win Program.” The Together We Win equity awards will consist of time-based restricted stock units, vesting quarterly over three years from the grant date, and will be granted by the end of 2021. The Company’s executive officers will not receive an equity award under the equity grant pool noted herein; however, the Board intends to grant equity awards to them in the future as part of their compensation.

The Together We Win program is designed to bridge the Company’s transition from a private company compensation model to a public company compensation model and address retention and incentive objectives critical to the Company, and it is not intended to be a continuing part of the Company’s annual compensation programs. The Board also intends to grant equity awards to specified employees under one or more annual long-term equity incentive programs beginning in 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Martin L. Heimbigner
	Name:	Martin L. Heimbigner
	Title:	Chief Financial Officer

Date: September 10, 2021